EXHIBIT 10.21

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of [DATE], between Recruiter.com Group, Inc. (the “Company”) and [NAME OF OPTIONEE] (the “Optionee”).

WHEREAS, by action taken by the Board of Directors (the “Board”) the Company has authorized the 2021 Equity Incentive Plan, (the “Plan”), which authorization was approved by the Company’s stockholders on August 18, 2021; and

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Incentive Stock Options. The Company hereby irrevocably grants to the Optionee not in lieu of salary or other compensation for services, the right and option to purchase all or any part of [NUMBER OF SHARES] shares of authorized but unissued or treasury common stock of the Company (the “Incentive Options”) on the terms and conditions herein set forth. This Agreement replaces any stock option agreement or offer letter previously provided to the Optionee, if any, with respect to these Incentive Options. The Optionee acknowledges receipt of a copy of the Plan, as amended. The exercise of the Incentive Options is subject to the Company effecting a reverse split or

2.Price. The exercise price of the Incentive Options is $[PRICE] per share.

3. Vesting - When Exercisable.

(a) Subject to Section 3(c) of this Agreement, vested Incentive Options may be until 6:00 p.m. New York time until five years from the grant date (the “Expiration Date”). Subject to this Section 3 and Sections 4 and 5, vested Incentive Options shall be automatically cashlessly exercised on the Expiration Date in accordance with Exhibit 1.

(b)The Incentive Options shall vest based on the following schedule: [VESTING SCHEDULES – QUARTERLY OVER A ONE, TWO, OR FOUR YEAR PERIOD(S) OR OTHER SCHEDULES WHICH MAY INCLUDE A CLIFF AS PART OF THE SCHEDULE], subject to the Optionee’s continued service as an employee to the Company as of each vesting date. Notwithstanding any other provision in this Agreement, the Incentive Options shall vest immediately on the occurrence of a Change of Control as defined under the Plan (a “Triggering Event”); provided, however, that there shall be no immediate vesting under clause (ii) of the definition of Change of Control if the directors serving just prior to the Triggering Event remain the majority of the Board after the Triggering Event. Additionally, all Incentive Options shall vest immediately (subject to the preceding sentence) on the date the Company publicly announces, by press release, by disclosure in a filing with the Securities and Exchange Commission or otherwise (the “Public Announcement”), its intention to sell substantially all of the Company’s assets or to enter into a merger or consolidation as described under the definition of Change of Control in the Plan. If the Optionee exercises the Incentive Options within 10 calendar days from the date of the Public Announcement, the Optionee shall be deemed a record holder of the shares underlying the Incentive Options as of the record date of the Change of Control.

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(c) Notwithstanding any other provision of this Agreement, upon resolution of the Board or the Compensation Committee (as defined in the Plan), the Incentive Options, whether vested or unvested, shall be immediately forfeited and no longer exercisable if any of the events specified in Section 24 of the Plan occur.

4. Termination of Relationship.

(a) If for any reason the Optionee ceases to perform services for the Company, all rights granted hereunder shall terminate effective ninety days from that date.

(b) If the Optionee ceases to provide services for the Company as a result of his death, the Optionee’s estate or any Transferee, as defined herein, shall have the right within ninety days from the date of the Optionee’s death to exercise the Optionee’s the Incentive Options subject to Section 3(c). For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

(c) If the Optionee ceases to provide services as a result of becoming disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, all rights granted hereunder shall terminate effective ninety days from that date.

(d) Notwithstanding anything contained in this Section 4, the Incentive Options may not be exercised after the Expiration Date.

(e) Any of the Incentive Options that were not vested immediately prior to termination of services shall terminate at that time.

For purposes of this Agreement “Company” shall include subsidiaries and/or affiliates of the Company.

5. Forfeiture and Clawback. The Incentive Options granted hereunder shall all be subject to forfeiture and clawback provisions provided for under Sections 24 of the Plan.

6. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 24 of the Plan occur within one year from the last date the Optionee performs services for the Company in the capacity for which the Incentive Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the Incentive Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company. Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of the Incentive Options by payment of the exercise price to the Optionee. The Company’s rights under this Section 6 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

7. Status of the Incentive Options. These Incentive Options are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that these Incentive Options qualify as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of these Incentive Options and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of these Incentive Options does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any these Incentive Options within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of these Incentive Options, he or she will so notify the Company within 30 days after such disposition.

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8. Method of Exercise. The Incentive Options shall be exercisable by a written notice which shall:

(a) state the election to exercise the Incentive Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b) if applicable, contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 12 hereof;

(c) be signed by the person or persons entitled to exercise the Incentive Options and, if the Incentive Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Incentive Options;

(d) be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company or be cashlessly exercised in accordance with Exhibit 1; and

(e) be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes. If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Incentive Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Incentive Options at the sole discretion of the Company.

(f) The certificate or certificates for shares of common stock as to which the Incentive Options shall be exercised shall be registered in the name of the person or persons exercising the Incentive Options.

9.Anti-Dilution Provisions. The Incentive Options granted hereunder shall have the anti-dilution rights set forth in the Plan.

10. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any of the shares underlying the Incentive Options until such person shall have become the holder of record of such shares. No cash dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

11. Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause. The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in this Agreement.

12. Conditions to Exercise of Incentive Options. In order to enable the Company to  comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Incentive Options, to give written assurance satisfactory to the Company that the shares underlying the Incentive Options are being acquired for such persons own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

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The Incentive Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Incentive Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of the shares underlying the Incentive Options, the Incentive Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

13.Transfer. No transfer of the Incentive Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Incentive Options.

14. Duties of the Company. The Company will at all times during the term of the Incentive Options:

(a) Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b) Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c) Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

15. Parties Bound by Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

16. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

17. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

18. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, or by FedEx or similar receipted delivery, as follows (or to such other address as either of them, by notice to the other may designate from time to time):

The Optionee:

To Optionee at the address on the signature page of this Agreement

The Company:

Recruiter.com Group, Inc.

500 Seventh Avenue, New York, NY 10018

Attention: Chief Executive Officer

Email: evan@recruiter.com

With a copy to (which will not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South Woodbridge, NJ 08830

Attention: Joseph Lucosky, Esq.

Email: jlucosky@lucbro.com

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19. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys’ fees, costs and expenses.

20. Governing Law; Exclusive Jurisdiction. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware without regard to choice of law considerations. Any action, suit or proceeding relating to this Option shall be brought exclusively in the courts located in New York County, New York , and, for all purposes of any such action, suit or proceeding, each of the parties hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, (ii) waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine, and (iii) waives trial by jury and, in the case of the Company, the right to interpose any set-off or counterclaim, of any nature or description whatsoever, in any such action, suit or proceeding.

21. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

23. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

24. Stop-Transfer Orders.

(a) The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser  or other Transferee to whom such shares of common stock shall have been so transferred.

[Signature Page to Follow]

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IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

RECRUITER.COM GROUP, INC.

By:
Evan Sohn
Chief Executive Officer

OPTIONEE:

[NAME OF OPTIONEE]

Address of the Optionee:

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NOTICE OF EXERCISE

To:

Please be advised that I hereby elect to exercise my option to purchase shares of                      , pursuant to the Incentive Stock Option Agreement dated                                     .

Number of Shares to Be Purchased:

Multiplied by: Purchase Price Per Share	$

Total Purchase Price	$

Please check the payment method below:

Enclosed is a check for the total purchase price above.

   Wire transfer sent on                                    , 20                Cashless exercise pursuant to Exhibit 1.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Option Holder (Please Print):

Address of Option Holder

Telephone Number of Option Holder:

Social Security Number of Option Holder:

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

(Telephone Number)

_______________________________

(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am___________________am not_______________________[please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A. If the SEC has amended the rule defining the definition of accredited investor, I acknowledge that as a condition to exercise the Incentive Options, the Company may request updated information regarding the Holder’s status as an accredited investor. My exercise of the Incentive Options shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

Dated:
Signature of Option Holder

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Exhibit A

To Notice of Exercise of Incentive Stock Option Agreement

For Individual Investors Only:

1. A person who has an individual net worth, or a person who with his or her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising the stock options, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

2a. A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

2b. Alternatively, a person, who with his or her spouse, has joint income in excess of $300,000 in each applicable year.

3. A director or executive officer of the Company.

Other Investors:

4. Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

5. A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

6. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

8. An entity in which all of the equity owners are accredited investors.

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Exhibit 1

Cashless Exercise. The Optionee may exercise the Incentive Options by surrendering such number of shares of Common Stock received upon exercise of the Incentive Options with an aggregate Fair Market Value (as defined below) equal to the number of Options to be exercised times the exercise price, as described in the following paragraph (a “Cashless Exercise”).

If the Optionee elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Optionee a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

X =

Y(A-B)

       A

Where:

X = the number of shares of Common Stock to be issued to the Optionee;

Y = the portion of the Incentive Options (in number of shares of Common Stock) being exercised by the Optionee (at the date of such calculation);

A = the Fair Market Value (as defined below) of one share of Common Stock;

and

B = the exercise price (as adjusted to the date of such calculation).

For purposes of the Incentive Options, Fair Market Value shall mean: (i) if the principal trading market for such securities is a national securities exchange, OTCQX or the OTCQB (or a similar system then in use), the average of the last five reported sales prices on the principal market the last five trading days immediately prior to such expiration date; or (ii) if (i) is not applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market, the average of the high bid and low asked prices so reported for the trading day immediately prior to such expiration date. Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and asked prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by and reflected in a formal resolution of the board of directors of the Company.

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